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                                                                   Exhibit 10.9

                  Attached hereto is an English translation of the original Hebrew version of the Joint Venture Agreement between Organitech and Weitzman Institute, dated September 23, 2001. The Company has employed a translator to translate the above-referenced agreement and based on this, the undersigned believes that the attached is a fair and accurate English translation of the above-referenced agreement.

                              OrganiTECH, USA, Inc.


                              By:/s/ Lior Hessel
                                 -----------------------------------------
                                  Lior Hessel, Chief Executive Officer
                                  Date:  April 12, 2002


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                        Ministry of Business and Commerce
                  Office of Industrial Research and Development

                                                   Jerusalem, 23.9.01
                                                   Authorization No: 27319
                                                   (Budget regulation: 38020205)
                                                   group: 13

To
Organitech Ltd.
Hanarkisim 30 POB 212, Nesher 36601

                       Letter of Authorization (Magnaton)

1. This is to notify you that MGNT committee, in accordance with its authority and instructions of the general manager for encouraging the transfer of technology from academics to industry - pilot (4.3), discussed your request of 11.03.01 for the approval of an annual research and development project, and decided on 31.05.01 to approve the project as an authorized project.
         1st. Project subject: Magnaton - Growtech 2000 system for the miniature tomato plant
         2nd. Performer of the authorized project: Organitech Ltd.
              registration no.: 512800566
              Head subcontractor (Academia): Weizman Institute
         3rd. The research and development expenses that were approved for the development of the project, will be in an amount not to exceed
              NIS 521,640, in words: five hundred and twenty-one thousand and six hundred and forty shequels.
         4th. The amount of approved grant represents 66% of research and development expenses, which is up to NIS 344,282 (hereafter "the grant").
2. Approval is conditioned on the following of instructions, rules, and procedures, that were decided by general manager instructions no. 4.3

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3.       and the Office of Industrial  Research and Development, subject to the following conditions:
         1st. the approved project will be performed as specified in your request within a 12 mother period - from day 01.05.01 to day
              30.04.02 (hereafter "performance period").
         2nd. (1) It is your responsibility to notify the Head Scientist regarding any change of 25% or more in company shares and/or on any of the following means of control: (a) right to vote in company meetings; (b) right to appoint company management;
              (c) right to participate in company profits. (2) the transfer of means in any degree from the means of control that are stated in paragraph 2 in (1), to a foreign resident or foreign company, will require the written approval of MGNT ahead of time.
C.       Additional conditions       none


   Signed
Carmel Warnik                       Gidon Geva
Head Scientist                      Comptroller

Attached        1. Budget specification - appendix for written approval
                2. General Manager instructions no. 4.3 and declaration (App. A)
                3. Regulations and reporting rules.